SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): _____January 14, 2005_____

                  American Wagering, Inc.
(Exact name of registrant as specified in its charter)

          Nevada                        000-20685                88-0344658
(State or other jurisdiction                                                                 (Commission                                                         (I.R.S. Employer
of incorporation)                                                                                File Number)                                                        Identification No.)

   675 Grier Drive, Las Vegas, Nevada                                                                                                                              89119
(Address of principal executive offices)                                                                                                                            (Zip Code)

Registrant’s telephone number, including area code:   (702) 735-0101

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Section 8 - Other Events

Item 8.01 Other Events.

On January 14, 2005, the 9th Circuit Court of Appeals (the “9th Circuit”) reversed the district court regarding prejudgment interest in American Wagering, Inc. (“AWI”) and Leroy’s Horse & Sports Place, Inc. (“Leroy’s”) versus Michael Racusin d/b/a M. Racusin & Company (“Racusin”). Pursuant to the 9th Circuit decision, Racusin is awarded an additional $1,383,036.15 in prejudgment interest. The final outcome, however, is subject to an on-going appeal before the Bankruptcy Appellate Panel (the “BAP”) wherein AWI/Leroy’s is seeking to subordinate the Racusin Claim pursuant to Section 510(b) of the Bankruptcy Code.

The following are the possible payment terms (pursuant to the terms and conditions of the settlement agreement between AWI/Leroy’s and Racusin dated September 3, 2004 (the “Settlement Agreement”)) regarding the Racusin Claim dependant upon the decision issued by the BAP:

     1. If Racusin wins the BAP appeal, then Racusin will be due a maximum of $2,800,000 on the Effective Date of the plan of reorganization currently pending confirmation before the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”) in full satisfaction and release of the Racusin
         Claim. (The Effective Date is currently estimated at March 11, 2005; subject to change by the Bankruptcy Court.) This amount is payable over sixty (60)
         months pursuant to the amortization schedule attached to the Settlement Agreement. In such event, AWI/Leroy’s has agreed to not appeal the BAP decision to the 9th Circuit.

      2. If AWI/Leroy’s wins the BAP appeal, then Racusin will receive 250,000 shares of AWI common stock in full satisfaction and release of the Racusin
          Claim. In such event, Racusin retains the right to appeal the BAP decision to the 9th Circuit; if Racusin were to appeal the BAP decision, the final determination of the treatment of the Racusin Claim would likely be extended 12 to 18 months.

     3. In accordance with the Settlement Agreement, AWI/Leroy’s has previously paid $300,000 to bond Racusin’s appeal in a matter unrelated to
         AWI/Leroy’s; this amount would be applied towards any cash amounts due to Racusin.

A decision from the BAP is expected within the next thirty (30) days.

AWI has previously recorded $1,643,625 (in the quarter ending October 31, 2002) against additional-paid-in-capital as a result of the initial judgment in this matter. This amount will not be adjusted until such time as a decision has been rendered by the BAP.

Please refer to the AWI Form 8-K dated September 3, 2004 for additional information regarding the Settlement Agreement, including a copy of the Settlement Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2005.

                                                                                                             AMERICAN WAGERING, INC.

                                     By:  /s/ Timothy F. Lockinger
                                            Name: Timothy F. Lockinger
                                      Title: Chief Financial Officer
                                      Principal Accounting Officer

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